Exhibit 99.1

Company Contact — Jim Dorsey
BioClinica
267-757-3040

Investor Contact — Linda Decker
Financial Media- Bill Gordon
Porter, LeVay & Rose, Inc.
212-564-4700

Trade Media — Beth Nestlerode
Diccicco Battista Communications
484-342-3600
FOR IMMEDIATE RELEASE
BIOCLINICA ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS
— Conference Call Today at 11:00 A.M. EDT —
NEWTOWN, PA, November 3, 2010 — BioClinica®, Inc. (NASDAQ: BIOC), a global provider of clinical trial management services, today announced its financial results for the three and nine months ended September 30, 2010.
Financial highlights for the three months ended September 30, 2010 include:
•	Service revenues were $15.8 million as compared with $14.1 million for the same period 2009.

•	GAAP income from operations was $1.1 million as compared with $1.2 million for same period 2009.

•	GAAP net income was $714,000, or $0.05 per fully diluted share, as compared with $701,000, or $0.05 per fully diluted share, for the same period 2009.

•	Non-GAAP income from operations was $1.7 million as compared with $2.0 million for the same period 2009.

•	Non-GAAP net income was $1.1 million, or $0.07 per fully diluted share, as compared to $1.2 million, or $0.08 per fully diluted share, for the same period 2009.

•	Backlog was $106.3 million as compared with $96.5 million for the same period 2009.
Financial highlights for the nine months ended September 30, 2010 include:
•	Service revenues were $46.2 million as compared with $42.5 million for the same period 2009.

•	GAAP income from operations was $3.1 million and also $3.1 million for the same period 2009.

•	GAAP net income was $1.9 million, or $0.12 per fully diluted share, as compared with $2.0 million, or $0.13 per fully diluted share, for the same period 2009.

•	Non-GAAP income from operations was $5.0 million as compared with $5.1 million for the same period 2009.

•	Non-GAAP net income was $3.1 million, or $0.20 per fully diluted share, as compared with $3.2 million, or $0.21 per fully diluted share, for the same period 2009.
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Mark Weinstein, CEO of BioClinica said, “Throughout the third quarter of fiscal 2010 we continued to make progress on many fronts.”
“We strengthened our image management service offering through investment in technology and processes that improve our operational efficiencies and our image analysis capabilities.” Mr. Weinstein added, “Our continued strength across therapeutic areas, including oncology, musculoskeletal, cardiovascular and central nervous systems (CNS), positions us well with our pharmaceutical, biotech and medical device customers.”
“In the eClinical area we signed several contracts across product lines that provide further client validation of our position as a leading provider of eClinical solutions. Cato Research Ltd., a full-service contract research organization, selected our clinical trial management solution (CTMS) platform to serve Cato’s global client base. We also signed another three-year, multi-million dollar enterprise agreement to provide electronic data capture (EDC) technology and data management services. This contract, with a multi-billion dollar subsidiary of a major global pharmaceutical company, will support nearly 200 global clinical studies annually, with the first studies expected to be implemented during the fourth quarter of this year. In addition, another major global pharmaceutical company contracted for our clinical trial supply forecasting tool, BioClinica Optimizer, to provide the client with better information to facilitate faster study starts, lower costs by reducing waste and overstocking, and overall improved clinical supply management. These recent awards for our EDC, Data Management, Optimizer and CTMS are clear examples of the integrity, reliability and high-level performance of our suite of eClinical products,” he added.
“We launched our Trident IVR/IWR solution at the 2010 Society for Clinical Data Management Conference in mid-October, where it generated a lot of interest among our customer base. Trident’s intuitive study set-up user interface empowers business users to quickly set up, test and deploy new protocols, and then monitor and maintain them in one place.” Mr. Weinstein continued, “It provides the pharmaceutical industry with the technological innovations that drive the efficiencies their business requires, and is, we believe, the only product of its kind. Designed by the team from Tourtellotte Solutions, who created the world’s first parameter-driven IWR, our Trident IVR/ IWR is another example of how our acquisitions expand and enhance our products and contribute to our success.”
“On the corporate front, we hired Garry Johnson to fill our newly created position of Chief Technology Officer. Garry brings with him a significant amount of depth and expertise and will lead the Company’s global technology strategy, including developing and implementing our technology plan, overseeing technology investments and ensuring that operational efficiencies are maximized.”
Mr. Weinstein added, “We continue to see improvements in overall market activity, with our backlog tracking 10.2% higher than last year. In 2010, we made the necessary capital and operating expenditures to integrate our Tourtellotte Solutions, CardioNow and TranSenda acquisitions, further the development of our next generation IVR/IWR product and our Express 5.0 EDC product as well as further the technologies to enhance and improve processes for our image management services. We are reiterating our full year 2010 service revenue guidance of $61 to $63 million and full year GAAP EPS to be in the range of $0.15 to $0.20 per share and correspondingly our non-GAAP EPS to be in the range of $0.25 to $0.30 per share.”
Mr. Weinstein concluded, “With the upcoming release of our Trident IVR/IWR and our Express 5.0 EDC solution, continuing sales of the BioClinica Optimizer and CTMS, and the continued strengthening of our image management service offering, we remain confident that we have the right solutions, the right strategies and the right team in place to solidify our strong position in the global markets.”
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Conference Call Information
Management of BioClinica, Inc. will host a conference today at 11:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioclinica.com. A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct# 360; Replay ID# 359131. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.
Non-GAAP Financial Information
BioClinica is providing information on 2010 and 2009 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes, certain of which are recurring in nature, the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management services. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, Microsoft Office-Smart clinical trial management, and clinical supply chain forecasting and optimization solutions. BioClinica services maximize efficiency and manageability throughout all phases of the clinical trial process. With more than 20 years of experience and over 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.
- FINANCIAL TABLES TO FOLLOW —

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	09/30/10	09/30/09	09/30/10	09/30/09
Service revenues	15,814	14,146	46,248	42,542
Reimbursement revenues	2,352	4,227	9,413	9,964

Total revenues	$18,166	$18,373	$55,661	$52,506

Costs and expenses:
Cost of service revenues	10,212	8,937	29,109	26,606
Cost of reimbursement revenues	2,352	4,227	9,413	9,964
Sales & marketing expenses	2,090	1,617	6,865	5,939
General & admin. expenses	2,069	1,759	6,057	5,543
Amortization of intangible assets related to acquisitions	194	113	473	344
Mergers & acquisition related costs	119	560	635	560
Restructuring costs	—	—	—	466

Total cost and expenses	17,036	17,213	52,552	49,422

Income from operations	1,130	1,160	3,109	3,084
Interest income (expense) — net	10	4	11	31

Income before income tax	1,140	1,164	3,120	3,115
Income tax provision	426	463	1,198	1,099

Net income	714	701	1,922	2,016

Basic earnings per share	$0.05	$0.05	$0.13	$0.14

Weighted average number of shares — basic	15,174	14,367	14,958	14,346

Diluted earnings per share	$0.05	$0.05	$0.12	$0.13

Weighted average number of shares — diluted	15,796	15,146	15,730	15,161
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BIOCLINICA, INC. AND SUBSIDIARIES
GAAP to non-GAAP Reconciliation (1)
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	09/30/10	09/30/09	09/30/10	09/30/09

GAAP income from operations	1,130	1,160	3,120	3,084
Stock-based compensation*	271	202	791	599
Amortization of intangible assets related to acquisitions	194	113	473	344
Merger & acquisition related costs	119	560	635	560
Restructuring charges	—	—	—	466

Non-GAAP income from operations	1,714	2,035	5,019	5,053

GAAP net income	714	701	1,922	1,989
Stock-based compensation, net of taxes	170	123	487	380
Amortization of intangible assets related to acquisitions, net of taxes	121	68	291	218
M&A related cost, net of taxes	74	337	391	355
Restructuring charges, net of taxes	—	—	—	295

Non-GAAP net income (2)	1,079	1,229	3,091	3,237

GAAP diluted earnings per share	$0.05	$0.05	$0.12	$0.13

Non-GAAP diluted earnings per share	$0.07	$0.08	$0.20	$0.21

*Stock based compensation included in total costs and expenses is as follows:
Cost of service revenues	194	165	552	470
Sales and marketing expenses	40	18	131	65
General and admin. expenses	37	19	108	64

Total stock-based compensation	271	202	791	599

(1)	This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three and nine months ended September 30, 2010 and 2009. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.

(2)	The effective tax rate used for fiscal 2010 is 38.4%
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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)
ASSETS

	September 30, 2010	December 31, 2009
Current assets:
Cash and cash equivalents	$11,816	$14,570
Accounts receivable, net	11,015	10,966
Prepaid expenses and other current assets	2,490	1,869
Deferred income taxes	3,748	3,370

Total current assets	29,069	30,775
Property & equipment, net	13,291	9,040
Intangibles, net	2,596	1,969
Goodwill	34,327	32,933
Deferred income taxes	229	—
Other assets	634	620

Total assets	$80,146	$75,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,830	$3,899
Accrued expenses and other current liabilities	3,467	4,134
Deferred revenue	13,129	14,256
Current liability for acquisition earn-out	1,257	1,184
Current maturities of capital lease obligations	36	—

Total current liabilities	21,719	23,473
Long-term liability for acquisition earn-out 1,829		1,657
Long-term maturities of capital lease Obligations	158	—
Deferred income taxes	1,831	1,167
Other liability	874	505

Total liabilities	26,411	26,802

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	46,419	43,104
Contingent consideration	1,309	1,309
Retained earnings	5,961	4,039
Accumulated other comprehensive income	42	79

Total stockholders’ equity	53,735	48,535

Total liabilities & stockholders’ equity	$80,146	$75,337

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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	For the Nine Months Ended
	09/30/10	09/30/09
Cash flows from operating activities:
Net income	1,922	2,016
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	2,501	2,109
Stock based compensation expense	791	599
Provision for deferred income taxes	47	(820)
Bad debt (recovery) expense	(9)	84
Accretion of acquisition earn-out	245	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	278	1,573
(Increase) decrease in prepaid expenses and other current assets	(625)	748
Decrease in other assets	17	119
Decrease in accounts payable	(199)	(1,204)
(Decrease) increase in accrued expenses and other current liabilities	(1,136)	133
Decrease in deferred revenue	(1,127)	(1,407)
Increase (decrease) in other liabilities	368	(80)

Net cash provided by operating activities	$3,073	$3,870

Cash flows from investing activities:
Purchases of property and equipment	(2,296)	(1,506)
Capitalized software development costs	(3,783)	(929)
Net cash paid for acquisitions, net of cash acquired	—	(3,144)
Net cash received for sale of assets of discontinued operations	—	500

Net cash used in investing activities	$(6,079)	$(5,079)

Cash flows from financing activities:
Proceeds from sale/leaseback	195	—
Payments under equipment lease obligations	—	(43)
Excess tax benefit related to stock options	35	—
Proceeds from exercise of stock options	21	27

Net cash provided by (used in) financing activities	$251	$(16)

Effect of exchange rate changes on cash	1	20

Net (decrease) increase in cash and cash equivalents	(2,754)	(1,205)
Cash and cash equivalents at beginning of period	14,570	14,265

Cash and cash equivalents at end of period	$11,816	$13,060

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